Exhibit 99.1

Vestin Realty Mortgage II, Inc.
Declares Monthly Dividend of $0.06 Per Share
For The Month Ended August 31, 2006

Las Vegas - September 26, 2006 - Vestin Realty Mortgage II, Inc. (Nasdaq:VRTB) announced that on September 25, 2006, its Board of Directors declared a cash dividend of $0.06 per common share for the month ended August 31, 2006, payable on October 27, 2006 to shareholders of record as of October 12, 2006.

Michael V. Shustek, Chairman and CEO of Vestin Realty Mortgage II, Inc. said, “We are pleased to be able to declare this monthly dividend in line with our Board’s previously announced decision to authorize the Company to pay dividends on a monthly basis. In order to maintain our “REIT” federal tax status, we are required to pay out a minimum of 90% of our taxable income in the form of dividends on an annual basis.”

About Vestin Realty Mortgage II, Inc.

Vestin Realty Mortgage II, Inc. is a real estate investment trust (“REIT”) that invests in short-term secured loans to commercial borrowers. Vestin Realty Mortgage II, Inc. is managed by Vestin Mortgage, Inc., which is a subsidiary of Vestin Group, Inc., a well-known asset management, real estate lending and financial service company. Since 1995, Vestin Mortgage, Inc.’s mortgage activities have facilitated more than $1.8 billion in lending transactions.

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties, such as the Company’s potential inability to accurately forecast its operating results; the Company’s potential inability to achieve profitability or generate positive cash flow; the availability of financing; defaults on outstanding loans; unexpected difficulties encountered in pursuing our remedies if a loan is in default; a decline in the value of collateral securing our loans and other risks associated with the Company’s business. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

CONTACT:

Strategic Growth International, Inc.
Richard E. Cooper
212-838-1444
rcooper@sgi-ir.com

OR

Vestin Realty Mortgage II, Inc.
John Alderfer
702-227-0965